Exhibit 99.1

CONTACT:	Robert Atkinson, Too, Inc.
Phone 614-775-3739
Too, Inc. Raises First Quarter Earnings Outlook
     NEW ALBANY, Ohio; April 4, 2006 — Too, Inc. said today that based on the net sales results for the nine week period ended April 1, 2006, it now anticipates earnings per diluted share for the first quarter ending April 29, 2006 to be in the range of $0.28 to $0.30, a range higher than the company’s previous guidance of $0.22 to $0.24 per diluted share. As with that previous guidance, the $0.28 to $0.30 includes an estimated $0.02 per diluted share for incentive stock option expense.
The company said that the higher earnings forecast reflects an estimated comparable store sales increase of 6% to 7%, a range higher than the company’s previous estimate of a 3% increase. Too added that the anticipated 6% to 7% improvement would reflect a comparable store sales increase in the mid single-digit range for Limited Too and a double-digit increase for Justice stores.
“Following strong sales in February, March sales for Limited Too and Justice were well above our original expectations, despite the calendar shift of Easter to April this year,” said Too, Inc. chairman, president and CEO Mike Rayden. “While the full impact of that Easter shift is yet undetermined, we are confident in the strength of our business for the remainder of the quarter.”
Too plans to release the operating results for the first quarter ending April 29, 2006 on Wednesday, May 17, 2006, before the opening of trading on the New York Stock Exchange that day.
About Too, Inc.
Too, Inc. (NYSE: TOO) is a leading specialty retailer for young girls. At Limited Too, the company sells sportswear, related accessories, and key lifestyle items for active, fashion-aware ‘tween (ages 7 to 14) girls. Limited Too currently operates 563 stores in 46 states and Puerto Rico, and has a select number of international licensed stores. Limited Too publishes a catalog coinciding with key ‘tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com. Justice is the company’s newer specialty retail concept for ‘tween girls, offering sportswear, key accessories and lifestyle items to value-conscious customers, predominantly in off-the-mall store sites. Justice currently operates 97 stores across the United States, the location of which can be found on their website, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s first quarter 2006 financial and operating results within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2006 and beyond to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tooinc.com